                                                                     EXHIBIT 1.1


                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                              Dated: April 17, 2002

To: Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re: Underwriting Agreement dated January 15, 2002

Title: Discover Card Master Trust I, Series 2002-2, Credit Card Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates: $789,474,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 2002-2 $750,000,000 5.15% Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2002-2 $39,474,000 5.45% Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: April 1, 2002

Certificate Rating:        Moody's Investors         Standard & Poor's
                           Service, Inc.             Ratings Services
Class A                    Aaa                       AAA
Class B                    A2                        A

Aggregate outstanding balance of Receivables as of April 1, 2002:
$33,648,216,648.55.

Date of Series Supplement: April 25, 2002

Certificate Rate: Class A: 5.15% per annum; and Class B: 5.45% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.61562% of the aggregate principal amount of the Class A Certificates and 99.71577% of the aggregate principal amount of the Class B Certificates as of April 25, 2002. The Underwriters will offer the Certificates to the public at a price equal to 99.86562% of the aggregate principal amount of the Class A Certificates and 99.99077% of the aggregate principal amount of the Class B Certificates.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on April 25, 2002, or at such other time as may be agreed upon in writing.



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                  Notwithstanding anything in the Agreement or in this Terms
Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2002-2 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED
                                        As Representative of the
                                        Underwriters named in
                                        Schedule I hereto


                                        By: /s/ Warren H. Friend
                                           -------------------------------------

Accepted:

DISCOVER BANK


By: /s/ Michael F. Rickert
   -----------------------------------



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                                   SCHEDULE I

                                  UNDERWRITERS

$750,000,000 5.15% Class A Credit Card Pass-Through Certificates, Series 2002-2

                                                                                Principal Amount
                                                                                ----------------

Morgan Stanley & Co. Incorporated                                                 $562,500,000
Deutsche Bank Securities Inc.                                                     $ 90,000,000
Banc of America Securities LLC                                                    $ 60,000,000
Commerzbank Capital Markets Corp.                                                 $ 15,000,000
RBC Dominion Securities Corporation                                               $ 15,000,000
SunTrust Capital Markets, Inc.                                                    $  7,500,000
Total                                                                             $750,000,000
                                                                                  ============

$39,474,000 5.45% Class B Credit Card Pass-Through Certificates, Series 2002-2

                                                                                Principal Amount
                                                                                ----------------

Morgan Stanley & Co. Incorporated                                                 $ 29,605,500
Deutsche Bank Securities Inc.                                                     $  4,736,880
Banc of America Securities LLC                                                    $  3,157,920
Commerzbank Capital Markets Corp.                                                 $    789,480
RBC Dominion Securities Corporation                                               $    789,480
SunTrust Capital Markets, Inc.                                                    $    394,740
Total                                                                             $ 39,474,000
                                                                                  ============